As filed with the Securities and Exchange Commission on May 20, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American Electric Technologies, Inc.

(Exact name of registrant as specified in its charter)

Florida	59-3410234
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1250 Wood Branch Park Drive, Suite 600, Houston, TX 77079 | 713-644-8182

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles M. Dauber

President and Chief Executive Officer

American Electric Technologies, Inc.

1250 Wood Branch Park Drive, Suite 600, Houston, TX 77079

713-644-8182

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marlon Q. Paz, Esq.

Locke Lord LLP

701 8th Street NW, Suite 700, Washington, DC 20001

Telephone: (202) 220-6909 | Facsimile: 202-661-2621

Approximate date of commencement of proposed sale to the public: From time to time as described in the prospectus after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(3)
Common stock, $0.001 par value per share	—	—	—	—
Warrants	—	—	—	—
Units	—	—	—	—
Total unallocated offering	6,097,561	$4.1	$25,000,000	$2,905

(1)	Not specified as to each class of security to be registered pursuant to General Instruction II.D. of Form S-3.
(2)	Being registered hereby are an indeterminate number of shares of common stock, warrants to purchase common stock, or units consisting of one or more shares of common stock and warrants, in each case as may be issued from time to time at indeterminate prices, as well as an indeterminate number of shares of common stock as may be issued upon conversion, exercise or exchange of the warrants issued directly under this registration statement.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act. The price per share and aggregate offering price are based on the average of the high and low sales prices of the common stock on April 1, 2015, as reported on The NASDAQ Capital Market.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May     , 2015

PRELIMINARY PROSPECTUS

AMERICAN ELECTRIC TECHNOLOGIES, INC.

UP TO $25,000,000 OF COMMON STOCK, WARRANTS & UNITS

This prospectus is part of a registration statement on Form S-3 that we filed on May 20, 2015 with the Securities and Exchange Commission (SEC), utilizing a shelf registration process. We may offer and sell from time to time, in one or more offerings, up to $25,000,000 in total of:

•	shares of common stock, $0.001 par value per share;

•	warrants to purchase shares of common stock; or

•	any combination or units each consisting of our common stock and warrants.

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the offering and the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information”, prior to purchasing any of the securities offered by this prospectus. However, if there are any inconsistencies between the information contained herein and the prospectus supplement, the information in the prospectus supplement shall prevail. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may offer and sell the common stock and warrants either individually or in units to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, separately or together, in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus. We will set forth the names of any underwriters or agents in an accompanying prospectus supplement, if applicable.

Our common stock is listed on the NASDAQ Capital Market and traded under the symbol “AETI”. None of the other securities are currently publicly traded.

The last reported sale price of our common stock on the NASDAQ Capital Market on April 17, 2015 was $6.08 per share. As of April 17, 2015, the aggregate market value of the voting and non-voting common equity held by non-affiliates, computed by reference to the price at which the common equity was last sold on that date, was approximately at least $23,639,022, based on 8,706,386 shares of outstanding common stock, of which at least 3,887,997 were held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our common stock involves certain risks. See “Risk Factors” beginning on page 5 of this prospectus and “Risk Factors” beginning on page 9 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated by reference herein, as well as any other subsequently filed annual, quarterly or current reports.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2015

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may from time to time offer up to $25,000,000 in total of shares of common stock, $0.001 par value per share, warrants to purchase shares of common stock, or units consisting of one or more shares of our common stock and warrants, each at prices and on terms to be determined at the time of sale. The common stock, warrants and units are collectively referred to in this prospectus as “securities.” The securities offered pursuant to this prospectus may be one or more series of issuances and the total offering price of the securities will not exceed $25,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement with specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, contains additional information about the securities offered under this prospectus. That registration statement can be read at the SEC website or at the SEC offices mentioned below under the heading “Where You Can Find More Information.”

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

Neither this prospectus nor any accompanying prospectus supplement constitutes an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus or any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference.

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus to the “Company,” “AETI,” “we,” “us,” “our” and similar terms refer to American Electric Technologies, Inc.

THE COMPANY

American Electric Technologies, Inc. provides sophisticated power delivery, control and drive systems for industrial applications. Our customers are primarily in the oil and gas industry, power generation, distribution and marine, and construction markets.

Through our wholly-owned subsidiary, M&I Electric Industries, Inc., we have provided sophisticated custom-designed power distribution, power conversion, automation and control systems for the energy industry since 1946. Our products are used to safely distribute and control the flow of electricity from the source of the power being generated (e.g. a diesel generator or the utility grid) to whatever mechanical device needs to use the electricity (drilling machinery, motors, other process equipment, etc.) at low and medium voltages.

Our power distribution products include low and medium voltage switchgear that provide power distribution and protection for electrical systems from electrical faults. Our products include traditional low voltage and medium voltage switchgear, as well as a variety of arc-managed and arc-resistant switchgear to increase end-user safety in case of an arc-flash explosion. Our products are suitable for both ANSI (American National Standards Institute) and IEC (“International Electrotechnical Commission”) markets. Other power distribution products in our solution set include low voltage and medium voltage motor control centers, bus ducts, fuse and switch products, and other related power distribution equipment. We also bundle third party products per our customer specifications including items such as battery backup power systems and transformers.

Our power conversion solutions include Analog, Digital SCR (silicon controlled rectifier) and Alternating Current Variable Frequency Drive (“AC VFD”) systems, that are used to adjust the speed and torque of an electric motor to match various user applications, primarily in the land and offshore drilling and marine vessel markets.

Our automation and control solutions are Programmable Logic Controllers (PLC) based systems designed for the management and control of power in a user’s application. Our DrillAssist™ for land and offshore drilling are control systems that enable the management of an entire drilling rig’s operations. DrillAssist™ includes auto-drill capabilities and a driller’s chair and cabin where the drilling rig operator manages the rig.

Our packaged solutions include Power Distribution Centers (PDC), SCR houses, Drillers Cabins, and other packaged electrical buildings that incorporate our power distribution and power conversion products for land or offshore deployment.

Our electric distribution and control products are custom designed and manufactured to our customers’ requirements for specific installations and, accordingly, we do not maintain an inventory of such products. We work closely with our customers to design each project to safely and efficiently supply electric service and protection products for their facilities.

Besides providing customers with our own designed and manufactured electric distribution and control systems, we provide a variety of technical services to assist our customers with their electrical distribution and control systems including retrofits, upgrades, installation and startup, testing and troubleshooting of substations, switchgear, drives and control systems.

We provide a full range of electrical and instrumentation construction and installation services to both land and marine based markets including the oil and gas industry, the water and wastewater facilities industry and other commercial and industrial markets. Our services include electrical and instrumentation turnarounds, maintenance, renovation and new construction. Applications include installation of switchgear, AC and DC motors, drives, motor controls, lighting systems and high voltage cable. Marine based oil and gas services include complete electrical system rig-ups, modifications, start-ups and testing for vessels, drilling rigs, and production modules.

A key component of our Company’s strategy is our international focus. We have three primary models for conducting our international business. First, where local market conditions dictate, we have expanded internationally by forming joint venture operations with local partners in key markets such as China and Singapore, where we can partner with the primary end-customer in that market, or there are local content requirements or a competitive advantage using local manufacturing. Second, in Brazil, we have formed a wholly-owned subsidiary to serve this market. Third, we sell through foreign sales agents that we have appointed. Many of those international partners also provide local service and support for our products in those overseas markets.

Another competitive advantage is our ability to be a “turn-key” supplier for power delivery projects for our customers, where we are able to offer custom-designed power distribution and power conversion systems, power services, and electrical and instrumentation construction, all from one company.

Our business strategy is to grow through organic growth in our current key energy markets, expand our solution set to our current markets, continue our international expansion, and accelerate those efforts with acquisitions, while at the same time increasing earnings and cash flow per share to enhance overall stockholder value.

Principal Executive Offices

Our principal executive offices are located at 1250 Wood Branch Park Drive, Suite 600, Houston, TX 77079, and our telephone number is 713-644-8182.

Securities We are Offering

We may offer any of the following securities from time to time:

•	shares of our common stock;

•	warrants to purchase shares of our common stock; or

•	any combination or units each consisting of our common stock and warrants.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. The total dollar amount of all securities that we may issue will not exceed $25,000,000. This prospectus, including the following summary, describes the general terms that may apply to the securities. We will describe the specific terms of any particular securities that we may offer in a separate supplement to this prospectus.

Common Stock. We may offer shares of our common stock. Our common stock currently is listed on the NASDAQ Capital Market under the symbol “AETI”.

Warrants. We may offer warrants to purchase our common stock and other warrants. For any particular warrants we offer, the applicable prospectus supplement will describe the underlying security; expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of any security to be delivered by us upon exercise; and any other specific terms. We may issue the warrants under warrant agreements between us and one or more warrant agents.

Listing. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered under this prospectus. The registration statement, including the attached exhibits and schedules and the information incorporated by reference, contains additional relevant information about the securities and us. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information and the registration statement at the SEC public reference room located at 100 F Street, N.W., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.

In addition, the SEC maintains an internet website that contains reports, proxy statements and other information about issuers of securities, like us, who file such material electronically with the SEC. The address of that website is http://www.sec.gov. We also maintain a website at http://www.aeti.com, which provides additional information about our company. The contents of our website, however, are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of the prospectus. These documents may include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC. Thus, for example, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC and any additional documents that we may file with the SEC (File No. 000-24575) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities. These documents contain important information about us.

•	Our Annual Report on Form 10-K for the year ended December 31, 2014;

•	Our definitive Proxy Statement on Schedule 14A filed with the SEC on March 30, 2015;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015;

•	Our Current Report on Form 8-K filed with the SEC on May 12, 2008;

•	Our Current Report on Form 8-K filed with the SEC on May 4, 2012;

•	The description of our common stock contained in our Registration Statement on Form 8-A filed under the Exchange Act on July 6, 1998, including any amendment or report filed for the purpose of updating such description; and

•	All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering.

We are not, however, incorporating by reference any documents, or portions of documents, whether specifically listed above or arising in the future, which are not deemed “filed” with the SEC.

You can obtain a copy of any or all of the documents incorporated by reference in this prospectus (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from the SEC on its website at http://www.sec.gov. You also can obtain these documents by requesting them in writing from Andrew L. Puhala, Corporate Secretary, American Electric Technologies, Inc., 1250 Wood Branch Park Drive, Suite 600, Houston, TX 77079 or by telephoning us at 713-644-8182.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus, any accompanying prospectus supplement and in the documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and in our other filings made hereafter from time to time with the SEC. Any of the risks and uncertainties set forth in that Annual Report, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus or a prospectus supplement, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of any securities offered by this prospectus and any accompanying prospectus supplement. As a result, you could lose all or part of your investment.

See also the information contained under the heading “Special Note Regarding Forward-Looking Statements” immediately below.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (Exchange Act). These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our future business and operational strategies;

•	our outlook for future demand for our products and services;

•	our ability to realize the net sales value of our reported backlog;

•	the sufficiency of our working capital, loan and credit arrangements, cash generated from operations and the need for additional capital; and

•	effects of future inflation.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the heading “Risk Factors” contained in the applicable prospectus supplement we may authorize for use in connection with a specific offering, in our most recent Annual Report Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement in connection with a specific offering, we intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, including operating costs, repayment of debt, acquisitions, capital expenditures and working capital. Pending these uses, we intend to invest the net proceeds of this offering in a variety of capital preservation investments, including short-term, interest-bearing investment grade securities, money market accounts, certificates of deposit and direct or guaranteed obligations of the U.S. government.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus separately or together:

•	directly to purchasers;

•	through agents;

•	to or through underwriters;

•	through dealers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities being offered by this prospectus as a dividend or distribution. We may effect the distribution of the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

For example, we may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may also sell securities through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

The securities issued and sold under this prospectus will have no established trading market, other than our common stock, which is listed on the NASDAQ Capital Market. Any shares of our common stock sold pursuant to this prospectus will be eligible for listing and trading on the NASDAQ Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common stock, may or may not be listed on a national securities exchange or other trading market.

We will describe the method of distribution of the securities in a prospectus supplement. We may directly solicit offers to purchase the securities offered by this prospectus. Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer of sale of the securities and set forth any commission’s payable by us to an agent in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. A prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process.

If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. A prospectus supplement will set forth the name of the dealer and the terms of the transactions.

If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in a prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. We will describe any of these activities in a prospectus supplement.

Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of these liabilities. A prospectus supplement will describe the terms and conditions of indemnification or contribution.

We may authorize underwriters, dealers and agents to solicit offers by certain institutional investors to purchase offered securities under contracts providing for payment and delivery on a future date specified in a prospectus supplement. The prospectus supplement will also describe the public offering price for the securities and the commission payable for solicitation of these delayed delivery contracts. Delayed delivery contracts will contain definite fixed price and quantity terms. The obligations of a purchase under these delayed delivery contracts will be subject to only two conditions:

•	that the institution’s purchase of the securities at the time of delivery of the securities is not prohibited under the law of any jurisdiction to which the institution is subject; and

•	that we shall have sold to the underwriters the total principal amount of the offered securities, less the principal amount covered by the delayed contracts.

To the extent permitted by and in accordance with Regulation M under the Securities Exchange Act, in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of the activities at any time.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on the NASDAQ Capital Market may engage in passive market making transactions in the securities on the NASDAQ Capital Market during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

No securities may be sold under this prospectus without delivery, in paper format, in electronic format on the internet, or both, of the applicable prospectus supplement describing the method and terms of the offering.

DESCRIPTION OF COMMON STOCK

The following description of our common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus. For the complete terms of our common stock, please refer to our Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws that are filed as exhibits to our reports incorporated by reference into the registration statement that includes this prospectus. The Florida Business Corporation Act may also affect the terms of our common stock.

Authorized and Outstanding Common Stock

Our Amended and Restated Certificate of Incorporation, as amended, provides that we have authority to issue 50,000,000 shares of our common stock, par value $0.001 per share. As of May 20, 2015, there were 8,249,458 shares of common stock issued and outstanding. There were outstanding warrants to purchase an additional 325,000 shares of our common stock and shares of Series A Preferred Stock convertible into 1,000,000 shares of common stock. There were 131,928 shares of common stock being held as Treasury Stock.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “AETI”.

Dividends

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. Our bank loan agreement prohibits the payment of dividends on our common stock. We have never paid cash dividends on our common stock and anticipate that we will retain all of our future earnings for use in the expansion and operation of our business and do not anticipate paying cash dividends on our common stock in the foreseeable future.

Fully Paid and Non-Assessable

All shares of our outstanding common stock are fully paid and non-assessable.

Voting Rights

The holders of our common stock and our Series A Preferred Stock vote together as a single class on all matters, other than the election of one director (the “Preferred Director”) who is elected solely by the holders of our Series A Preferred Stock. Each share of common stock is entitled to one vote and each share of Series A Preferred Stock is entitled to one vote (which represents the number of shares of common stock into which each share of Series A Preferred Stock is currently convertible). There are currently 1,000,000 shares of Series A Preferred Stock issued and outstanding.

Preemptive and Other Rights

Holders of our common stock do not have any rights of redemption or conversion or preemptive rights and have no other rights to subscribe for additional securities of the Company. Upon liquidation, all holders of our common stock are entitled to participate pro rata in our assets available for distribution, subject to the rights of any class of preferred stock then outstanding.

Stockholder Meetings and Actions by Written Consent.

Our Bylaws provide that we must hold an annual meeting of stockholders. Special meetings of our stockholders may be called at any time by the Chairman of the Board, the Board of Directors, the President, the Chief Executive Officer or the stockholders of record of not less than 10% of all votes entitled to be cast at the meeting. Stockholders may take action by written consent in lieu of voting at a meeting.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare, Inc., 8742 Lucent Boulevard, Suite 225, Highland Ranch, CO 80129.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement.

We may issue warrants for the purchase of shares of our common stock. Warrants may be issued independently or together with the shares of common stock offered by any prospectus supplement to this prospectus and may be attached to or separate from such shares. Additional warrants may also be issued upon exercise of warrants. Further terms of the warrants will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the terms and number of shares of common stock, and additional warrants if applicable, purchasable upon exercise of such warrants;

•	the terms of the shares of common stock with which such warrants are issued and the number of such warrants issued with such shares;

•	the date on and after which such warrants and the related common stock will be separately transferable, including any limitations on ownership and transfer of such warrants;

•	the price at which each share of common stock purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax consequences; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

This summary of the warrants is not complete. We urge you to read the warrants filed as exhibits to the registration statement that includes this prospectus and the description of the additional terms of the warrants included in the prospectus supplement.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase for cash the number of shares of common stock, and additional warrants if applicable, at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of the following: shares of common stock or warrants, or any combination of the foregoing.

The applicable prospectus supplement will describe:

•	the terms of the units and of any common shares, warrants, or other securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	if applicable, a discussion of any material United States federal income tax considerations.

LEGAL MATTERS

Locke Lord LLP, Washington, D.C., counsel for the Company, will pass upon the validity of the securities offered hereby.

EXPERTS

The financial statements of American Electric Technologies, Inc., as of December 31, 2014 and 2013, and for each of the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of Ham, Langston & Brezina, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses in connection with the sale and distribution of the securities being registered, all of which will be paid by the Company.

Amount To be Paid
SEC registration fee	$2,905.00
Accounting fees and expenses	*
Printing fees and expenses	*
Legal fees and expenses	*
Miscellaneous expenses	*
Total	$2,905.00

*	Because the amount of securities and number of offerings are indeterminable, all expenses are estimated except for the SEC registration fee.

Item 15. Indemnification of Directors and Officers.

Section 607.0850 of the Florida Business Corporation Act (the “Act”) provides that a person who is successful on the merits or otherwise in defense of an action because of service as an officer or director of a corporation is entitled to indemnification of expenses actually and reasonably incurred in such defense.

Section 607.0850(1) and (2) of the Act provides further that the corporation may indemnify an officer or director, and advance expenses, if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to a criminal action, had no reasonable cause to believe such conduct was unlawful.

The Act provides that a court may order indemnification of an officer or director if it determines that such person is fairly and reasonably entitled to such indemnification in view of all the relevant circumstances. F.S. 607.0850(9).

Section 607.0850 of the Florida Business Corporation Act (Florida Statute) generally permits the Company to indemnify its directors, officers, employees or other agents who are subject to any third-party actions because of their service to the Company if such persons acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company. If the proceeding is a criminal one, such person must also have had no reasonable cause to believe his conduct was unlawful. In addition, the Company may indemnify its directors, officers, employees or other agents who are subject to derivative actions against expenses and amounts paid in settlement which do not exceed, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, including any appeal thereof, actually and reasonably incurred in connection with the defense or settlement of such proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company. To the extent that a director, officer, employee or other agent is successful on the merits or otherwise in defense of a third-party or derivative action, such person will be indemnified against expenses actually and reasonably incurred in connection therewith. The Florida Statute also permits the Company to further indemnify such persons by other means unless a judgment or other final adjudication establishes that such person’s actions or omissions which were material to the cause of action constitute (1) a crime (unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it unlawful), (2) a transaction from which he derived an improper personal benefit, (3) an action in violation of Florida Statutes Section 607.0834 (relating to unlawful distributions to shareholders), or (4) willful misconduct or a conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

In addition, Florida Statute Section 607.0831 provides, in general, that no director shall be personally liable for monetary damages to a corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless (a) the director breached or failed to perform his duties as a director, and (b) the director’s breach of, or failure to perform, those duties constitutes (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) a circumstance under which the liability provisions of Florida Statute Section 607.0834 are applicable, (iv) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

Our Restated Articles of Incorporation and our Amended and Restated By-laws provide that the Company shall indemnify, to the fullest extent permitted by law, its officers and directors to the extent that any such person is made a party or threatened to be made a party or called as a witness or is otherwise involved in any action, suit, or proceeding in connection with his status as an officer or director of the Company. Such indemnification covers all expenses incurred by any officer or director (including attorneys’ fees) and all liabilities and losses (including judgments, fines and amounts to be paid in settlement) incurred thereby in connection with any such action, suit or proceeding.

The Company has purchased an insurance policy that purports to insure the officers and directors of the Company against certain liabilities incurred by them in the discharge of their functions as such officers and directors.

The foregoing descriptions are only general summaries.

Item 16. Exhibits

The exhibits listed on the Index to Exhibits of this registration statement are filed herewith or are incorporated herein by reference to other filings.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 20, 2015.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

By: /s/Charles M. Dauber
Charles M. Dauber
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each of the undersigned directors and officers of American Electric Technologies, Inc. hereby constitutes and appoints Charles M. Dauber his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, to sign any registration statement related to this registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorney-in-fact and agents or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Charles M. Dauber Charles M. Dauber	President, Chief Executive Officer, Director (Principal Executive Officer)	May 20, 2015

/s/ Andrew L. Puhala Andrew L. Puhala	Chief Financial Officer (Principal Financial Officer)	May 20, 2015

/s/ Don W. Boyd Don W. Boyd	Controller (Principal Accounting Officer)	May 20, 2015

/s/ Neal M. Dikeman Neal M. Dikeman	Director	May 20, 2015

/s/ Peter Menikoff Peter Menikoff	Director	May 20, 2015

/s/ J. Hoke Peacock II J. Hoke Peacock II	Director	May 20, 2015

/s/ Casey Crenshaw Casey Crenshaw	Director	May 20, 2015

/s/ Edward Kuntz Edward Kuntz	Director	May 20, 2015

INDEX TO EXHIBITS

The following documents are filed herewith (unless otherwise indicated) and made a part of this registration statement.

Exhibit Number	Exhibit Description

1.1	Form of Underwriting Agreement.*

3.1	Restated Articles of Incorporation of the Company. (1)

3.2	Articles of Amendment to Company’s Articles of Incorporation. (2)

3.3	Amended & Restated Bylaws of the Company. (3)

4.1	Form of Warrant and Warrant Certificate.*

5.1	Opinion of Locke Lord LLP regarding the validity of the securities being registered.

12.1	Consent of Ham, Langston & Brezina, LLP.

23.1	Consent of Locke Lord LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

*	To be filed, if necessary, by amendment or incorporated by reference as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act in connection with the offering of specific securities.
(1)	Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2008.
(2)	Incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2012.
(3)	Incorporated by reference to Exhibit 3.2 to our current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2009.